Execution Version

EXHIBIT 10.23

SPONSOR EQUITY CONTRIBUTION AGREEMENT

among

SOLAR STAR CALIFORNIA XX, LLC,
as Project Company

and

AVSP 2A, LLC,
as Purchaser

and

AVSP 2B, LLC,
as Purchaser

and

MIDAMERICAN ENERGY HOLDINGS COMPANY,
as Sponsor Equity Investor

and

SUNPOWER CORPORATION, SYSTEMS,
as Contractor and Seller

and

SUNPOWER CORPORATION,
as Seller

Dated as of December 28, 2012

Table of Contents
Page
ARTICLE 1. DEFINITIONS    2
1.1    Defined Terms    2
1.2    Rules of Interpretation    4
ARTICLE 2. OBLIGATIONS OF SPONSOR EQUITY INVESTOR    4
2.1    EPC Equity Contributions    4
2.2    MIPA Equity Contributions    5
2.3    Defenses    5
2.4    Maximum Equity Contributions    5
ARTICLE 3. SPECIFIC PROVISIONS    5
3.1    Enforcement    5
3.2    Bankruptcy Matters    6
3.3    Obligations Unconditional    6
3.4    Waivers of Defenses    6
ARTICLE 4. REPRESENTATIONS AND WARRANTIES    8
4.1    Corporate Existence and Business    8
4.2    Authority and Enforceability    8
4.3    No Conflicts    8
ARTICLE 5. COVENANTS    9
5.1    Bankruptcy; Insolvency; Winding-up    9
ARTICLE 6. TERMINATION    9
6.1    Termination of Agreement    9
ARTICLE 7. MISCELLANEOUS    9
7.1    Successions or Assignments    9
7.2    Amendment and Waivers    9
7.3    Severability    10
7.4    Disputes    10
7.5    Entire Agreement    10
7.6    Notices    10
7.7    Counterparts    11
7.8    No Third Party Beneficiaries    12
7.9    Captions    12
7.10    Attorneys’ Fees    12

i

SPONSOR EQUITY CONTRIBUTION AGREEMENT
This SPONSOR EQUITY CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 28, 2012, is entered into by and among Solar Star California XX, LLC, a Delaware limited liability company (“Project Company”), AVSP 2A, LLC, a Delaware limited liability company, and AVSP 2B, LLC, a Delaware limited liability company (collectively, the “Purchasers”), MidAmerican Energy Holdings Company, an Iowa corporation (“Sponsor Equity Investor”) and SunPower Corporations, Systems, a Delaware corporation (“SunPower”), as Contractor under the EPC Agreement (as defined below) (“Contractor”) and as a Seller under the MIPA (as defined below), and SunPower Corporation, a Delaware corporation as a Seller under the MIPA (together with SunPower, collectively, the “Sellers”). Each of Project Company, Purchaser, Sponsor Equity Investor and each of the Sellers are individually referred to in this Agreement as a “Party” and such entities are sometimes collectively referred in this Agreement as the “Parties.”
RECITALS
A.Contemporaneously with the execution and delivery of this Agreement, Purchaser and Sellers have entered into a Membership Interest Purchase Agreement (the “MIPA”).
B.    Pursuant to the MIPA, among other things, Purchaser is purchasing 100% of the outstanding Equity Interests of Project Company from Sellers.
C.    Contemporaneously with the closing of the transactions contemplated under the MIPA, Project Company and Contractor will enter into an Engineering, Procurement and Construction Agreement (the “EPC Agreement”).
D.    Pursuant to the EPC Agreement, among other things, Contractor will design, engineer, procure, install, construct, test and commission the Project.
E.    Sponsor Equity Investor is the indirect owner of 100% of the outstanding Equity Interests of Purchaser.
F.    Upon consummation of the transactions contemplated by the MIPA, (i) Sponsor Equity Investor will be the indirect owner of 100% of the outstanding Equity Interests of Project Company and (ii) Project Company will be the direct owner of the Project.
G.    In consideration for Contractor and Sellers consummating the transactions contemplated under the MIPA and the EPC Agreement, Sponsor Equity Investor has agreed, pursuant to the terms and conditions of this Agreement, to make Equity Contributions to Purchaser and Project Company to pay amounts due and payable by such Party pursuant to the MIPA and the EPC Agreement, respectively.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained in this Agreement, and in order to induce Contractor to enter into the EPC Agreement and Sellers to enter into the MIPA, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.
DEFINITIONS
1.1    Defined Terms. The following terms shall have the following respective meanings:
“Affiliate” shall have the meaning assigned to such term in the MIPA.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and any other federal or state insolvency, reorganization, moratorium or similar Law for the relief of debtors, or any successor statute.
“Business Day” shall have the meaning assigned to such term in the MIPA.
“Closing Date” shall have the meaning assigned to such term in the MIPA.
“Contractor” shall have the meaning assigned to such term in the preamble hereto.
“Effective Date” shall have the meaning assigned to such term in the EPC Agreement.
“EPC Agreement” shall have the meaning assigned to such term in the recitals hereto.
“EPC Costs” shall mean any and all amounts payable by Project Company to Contractor pursuant to and in accordance with the EPC Agreement, including any Milestone Payment (as defined in the EPC Agreement) payable pursuant to Article 8 of the EPC Agreement, any termination payment payable pursuant to Section 20.5(a) of the EPC Agreement, any other amount payable upon an Owner Event of Default (as defined in the EPC Agreement) pursuant to Section 20.4 of the EPC Agreement and any amounts payable with respect to Project Company’s indemnification obligations under Section 12.7 or 24.2 of the EPC Agreement.
“EPC Equity Contribution” shall have the meaning assigned to such term in Section 2.1(a).
“EPC Equity Contribution Date” shall mean (a) with respect to any Unfunded EPC Costs as of the Effective Date, the Effective Date and (b) with respect to any other EPC Costs, the date on which such EPC Costs become due and payable.
“EPC Obligations” shall mean the obligations of Project Company pursuant to the EPC Agreement, including with respect to the payment of EPC Costs.
“Equity Contribution” shall mean any EPC Equity Contribution or MIPA Equity Contribution, or both, as the context may require.
“Equity Contribution Date” shall mean any EPC Equity Contribution Date or MIPA Equity Contribution Date, as the context may require.
“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or preference share capital of a Person, including partnership interests and limited liability company interests.

Sponsor Equity Contribution Agreement
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“GAAP” shall have the meaning assigned to such term in the MIPA.
“Governmental Authority” shall have the meaning assigned to such term in the MIPA.
“Insolvency Proceeding” shall mean any proceeding (a) in respect of bankruptcy, insolvency, winding up, receivership, dissolution, reorganization, arrangement, adjustment, composition or assignment for the benefit of creditors, or any similar proceeding or (b) seeking appointment of a receiver, trustee, or similar official for such Person or for all or a substantial portion of such Person’s property, in each of the foregoing events whether under the Bankruptcy Code or other similar law of the United States or any state thereof for the relief of creditors or affecting the rights or remedies of creditors generally.
“Law” shall mean any applicable statute, law (including common law), constitution, treaty, charter, ordinance, code, order, rule, regulation, Permit, or other binding requirement or determination of any Governmental Authority.
“Maximum Equity Contribution Amount” means an amount equal to the Purchase Price under the MIPA plus the Contract Price under the EPC Agreement as of the Closing Date.
“MIPA” shall have the meaning assigned to such term in the recitals hereto.
“MIPA Costs” shall mean, without duplication, any and all amounts payable by Purchaser to Seller pursuant to and in accordance with the MIPA, including (a) the payment of the Purchase Price Payment (as defined in the MIPA) payable pursuant to Section 2.2 of the MIPA and (b) any amounts payable with respect to Purchaser’s indemnification obligations under Section 6.1(b) of the MIPA.
“MIPA Equity Contribution” shall have the meaning assigned to such term in Section 2.2(a).
“MIPA Equity Contribution Date” shall mean (a) with respect to any Unfunded MIPA Costs as of the Closing Date, the Closing Date and (b) with respect to any other MIPA Costs, the date on which such MIPA Costs become due and payable.
“MIPA Obligations” shall mean, without duplication, obligations of Purchaser pursuant to the MIPA, including with respect to the payment of MIPA Costs.
“Party” and “Parties” shall have the meaning assigned to such term in the preamble hereto.
“Permit” shall have the meaning assigned to such term in the MIPA.
“Person” shall have the meaning assigned to such term in the MIPA.
“Project” shall have the meaning assigned to such term in the EPC Agreement.
“Project Company” shall have the meaning assigned to such term in the preamble hereto.
“Purchaser” shall have the meaning assigned to such term in the preamble hereto.

Sponsor Equity Contribution Agreement
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“Qualified Financing” shall mean the closing of a financing for the Project, including debt, equity, lease or a combination thereof (which may also provide for letter of credit and interest rate hedge facilities) that meets the following requirements: (a) such financing is in the form of (i) a registered capital markets transaction, a private placement to or Rule 144A transaction with qualified institutional buyers or another transaction that is compliant with applicable securities laws or (ii) a construction or term loan or equity financing involving one or more third party financial institutions (with a combined capital, surplus and undivided profits of at least $250 million and long-term senior debt ratings of A-/A3 or its equivalent), Sponsor Equity Investor or an Affiliate of Sponsor Equity Investor (in case of such an Affiliate, that has a credit rating that is the same or better than the credit rating of Sponsor Equity Investor as of the date hereof or whose obligations is guaranteed by an entity with a credit rating that is the same or better than the credit rating of Sponsor Equity Investor as of the date hereof), (b) the aggregate principal amount of such financing that may be used to pay EPC Costs and MIPA Costs is not less than the Maximum Equity Contribution Amount less (i) the MIPA Equity Contributions and EPC Equity Contributions paid by Sponsor Equity Investor, (ii)any other equity contributions previously made and used to pay MIPA Costs or EPC Costs and (iii) any Project revenues projected to be received during the construction of the Project and (c) the proceeds of which shall be available for use by Project Company or on behalf of the Project to pay EPC Costs (subject to customary conditions regarding draws or release of proceeds).
“Sellers” shall have the meaning assigned to such term in the preamble hereto.
“Sponsor Equity Investor” shall have the meaning assigned to such term in the preamble hereto.
“SunPower” shall have the meaning assigned to such term in the preamble hereto.
“Unfunded EPC Costs” shall mean, as of any date of determination, an amount equal to aggregate EPC Costs that are then due and payable by Project Company pursuant to the EPC Agreement.
“Unfunded MIPA Costs” shall mean, as of any date of determination and without duplication, an amount equal to aggregate MIPA Costs that are then due and payable by Purchaser pursuant to the MIPA.
1.2    Rules of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, the rules of interpretation set forth in Section 1.1 of the EPC Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
ARTICLE 2.
OBLIGATIONS OF SPONSOR EQUITY INVESTOR
2.1    EPC Equity Contributions.
(a)    Not later than each EPC Equity Contribution Date, Sponsor Equity Investor shall make cash equity contributions in accordance with this Section 2.1 (each, an “EPC Equity Contribution”) in an amount equal to the Unfunded EPC Costs as of such EPC Equity Contribution Date.
(b)    All EPC Equity Contributions shall be made by Sponsor Equity Investor (either directly or through one or more Affiliates) in Dollars and immediately available funds.

Sponsor Equity Contribution Agreement
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(c)    Each EPC Equity Contribution shall be made to Project Company and the proceeds thereof shall be applied by Project Company solely to the payment of EPC Costs and Sponsor Equity Investor irrevocably consents to such application of EPC Equity Contributions to the payment of EPC Costs.
2.2    MIPA Equity Contributions.
(a)    Not later than each MIPA Equity Contribution Date, Sponsor Equity Investor shall make cash equity contributions in accordance with this Section 2.2 (each, a “MIPA Equity Contribution”) in an amount equal to the Unfunded MIPA Costs as of such MIPA Equity Contribution Date.
(b)    All such MIPA Equity Contributions shall be made by Sponsor Equity Investor (either directly or through one or more Affiliates) in Dollars and immediately available funds.
(c)    Each MIPA Equity Contribution shall be made to the applicable Purchaser and the proceeds thereof shall be applied by such Purchaser solely to the payment of MIPA Costs and Sponsor Equity Investor irrevocably consents to such application of MIPA Equity Contributions to the payment of MIPA Costs.
2.3    Defenses. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement (except Section 3.4(c), 3.4(e) and 3.4(n)), Sponsor Equity Investor may assert (a) to the extent Purchaser has not already unsuccessfully asserted same in an action that has resulted in a final and unappealable order, those defenses which either Purchaser would be able to assert under the MIPA in respect of its obligations based upon the terms of the MIPA, and (b) to the extent Project Company has not already unsuccessfully asserted same in an action that has resulted in a final and unappealable order, those defenses which Project Company would be able to assert under the EPC Agreement in respect of its obligations based upon the terms of the EPC Agreement.
2.4    Maximum Equity Contributions. Notwithstanding any other provision of this Agreement, the total aggregate maximum amount of Equity Contributions under this Agreement (including, for the avoidance of doubt, all EPC Equity Contributions and MIPA Equity Contributions) which the Sponsor Equity Investor is obligated to make shall not exceed the Maximum Equity Contribution Amount.

ARTICLE 3.
SPECIFIC PROVISIONS
3.1    Enforcement.
(a)    If Sponsor Equity Investor fails to make any EPC Equity Contribution when required pursuant to the terms hereof, upon at least 5 Business Days’ prior notice thereof to Sponsor Equity Investor, Contractor (or any permitted assignee or designee thereof) shall have the full right and power to enforce directly against Sponsor Equity Investor all obligations of Sponsor Equity Investor under this Agreement and otherwise to exercise all remedies hereunder and to make all demands and give all notices and make all requests required or permitted to be made by Project Company (in its own name or in the name of Project Company) under this Agreement; provided, however, the obligations of Sponsor Equity Investor hereunder shall not increase as a result of any such exercise of remedies.
(b)    If Sponsor Equity Investor fails to make any MIPA Equity Contribution when required pursuant to the terms hereof, upon at least 5 Business Days’ prior notice thereof to Sponsor

Sponsor Equity Contribution Agreement
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Equity Investor, Sellers (or any permitted assignee or designee thereof) shall have the full right and power to enforce directly against Sponsor Equity Investor all obligations of Sponsor Equity Investor under this Agreement and otherwise to exercise all remedies hereunder and to make all demands and give all notices and make all requests required or permitted to be made by such Purchaser (in its own name or in the name of such Purchaser) under this Agreement; provided, however, the obligations of Sponsor Equity Investor hereunder shall not increase as a result of any such exercise of remedies.
3.2    Bankruptcy Matters.
(a)    This Agreement and the obligations of Sponsor Equity Investor hereunder shall be absolute and unconditional irrespective of any Insolvency Proceeding of either Purchaser or Project Company. To the fullest extent permitted by Law, this Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time, and to the extent that for any reason, any Equity Contribution is rescinded or otherwise restored or returned to Sponsor Equity Investor as a result of any such Insolvency Proceeding, as though such payment had not been made or caused to be made.
(b)    Without limiting the generality of any of other provisions of this Agreement, Sponsor Equity Investor irrevocably waives, to the fullest extent permitted by Law and for the benefit of, and as a separate undertaking with Contractor and Sellers, any defense to the performance of this Agreement that may be available to Sponsor Equity Investor as a consequence of this Agreement being rejected or otherwise not assumed by Project Company, a Purchaser or any trustee or other similar official therefor, or as a consequence of this Agreement being otherwise terminated or modified, in any case in any Insolvency Proceeding of a Purchaser or Project Company, whether such rejection, non‑assumption, termination or modification be by reason of this Agreement being held to be an executory contract or by reason of any other circumstance.
3.3    Obligations Unconditional. The obligations of Sponsor Equity Investor hereunder are primary, absolute and unconditional obligations of Sponsor Equity Investor. The obligations of Sponsor Equity Investor hereunder are independent of the obligations of Project Company under the EPC Agreement and of the obligations of Purchasers under the MIPA. The liability of Sponsor Equity Investor hereunder is independent of any security for or other guaranty of payment received by Contractor or Sellers in connection with the Project Transaction Documents (as defined in the EPC Agreement) or Transaction Documents (as defined in the MIPA) and is not affected or impaired by (a) any indebtedness of Project Company to Contractor or Purchasers to Sellers that exceeds Sponsor Equity Investor’s liability hereunder, (b) any other guaranty as to amounts owed to Contractor by Project Company or to Sellers by Purchasers, (c) any partial payment by Project Company or Purchaser or any other party acting under a separate guaranty or payment obligation, (d) any payment to Contractor by Project Company or to Sellers by Purchasers that Contractor subsequently returns to Project Company or Sellers subsequently returns to a Purchaser pursuant to court order in any Insolvency Proceeding, (e) any indemnity agreement Project Company or Purchaser may have from any party, or (f) any insurance that may be available to cover any loss.

3.4    Waivers of Defenses. Sponsor Equity Investor expressly waives and relinquishes, to the fullest extent permitted by Law, all rights, remedies, and defenses accorded by applicable Law to guarantors and agrees not to assert or take advantage of any such rights, remedies, or defenses, including:
(a)    the benefit or defense of any statute of limitations affecting its liability under this Agreement or the enforcement of this Agreement;

Sponsor Equity Contribution Agreement
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(b)    (i) any right to require Contractor, as a condition of enforcement of this Agreement, to (w) proceed against Project Company or any other Person, (x) marshal assets or proceed against or exhaust any security held by Contractor or held from Project Company or any other party acting under a separate agreement at any time or to pursue any other right or remedy in Contractor’s power before proceeding against Sponsor Equity Investor, (y) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Project Company or any other Person, or (z) take any other action or pursue any other remedy available to, or in the power of, Contractor or (ii) any right to require Sellers, as a condition of enforcement of this Agreement, to (w) proceed against Purchasers or any other Person, (x) marshal assets or proceed against or exhaust any security held by Sellers or held from Purchaser or any other party acting under a separate agreement at any time or to pursue any other right or remedy in Sellers’ power before proceeding against Sponsor Equity Investor, (y) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Purchasers or any other Person, or (z) take any other action or pursue any other remedy available to, or in the power of, Sellers;
(c)    any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Contractor or Sellers to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other person or persons;
(d)    any defense based upon the failure to give notice of the acceptance of this Agreement by any person;
(e)    any defense based upon the failure to make, give, or serve demand, notice of default or nonpayment or dishonor, presentment, protest and all other notices of any kind to which Sponsor Equity Investor might otherwise be entitled in connection with this Agreement;
(f)     any defense based on or arising out of any defense of Project Company or Purchasers (other than performance or payment of the EPC Obligations or MIPA Obligations), including without limitation any defense based on or arising out of the disability of Project Company or Purchasers, the unenforceability of the covenants, agreements and obligations under the EPC or MIPA from any cause, or the cessation from any cause of the liability of Project Company or Purchaser other than performance or payment of the EPC Obligations or MIPA Obligations;
(g)    all rights and defenses arising out of an election of remedies by Contractor or Sellers;
(h)    any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of Project Company or Purchasers;
(i)    any duty on the part of Contractor or Sellers to disclose to Sponsor Equity Investor any facts Contractor or Sellers may now or hereafter know about Project Company or Purchasers, regardless of whether Contractor or Sellers has reason to believe that any such facts increase the risk beyond that which Project Company or Purchaser intends to assume or has reason to believe that such facts are unknown to Sponsor Equity Investor or has a reasonable opportunity to communicate such facts to Sponsor Equity Investor;
(j)    any defense arising because of an election made by Contractor or Sellers under Section 1111(b)(2) of the Bankruptcy Code;

Sponsor Equity Contribution Agreement
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(k)    any rights to limit the amount of a deficiency judgment following a foreclosure, including without limitation any right to a fair value determination or otherwise any loss of rights (i) Contractor may suffer by reason of any rights, powers or remedies of Sponsor Equity Investor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Project Company’s EPC Obligations or (ii) Sellers may suffer by reason of any rights, powers or remedies of Sponsor Equity Investor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Purchasers’ MIPA Obligations;
(l)    any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Project Company or Purchasers which is a corporation, partnership or other type of entity, or any defect in the formation of Project Company or Purchasers;
(m)    any impairment of the value of any interest in any security for the EPC Obligations or MIPA Obligations or any portion thereof, including the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable Law in disposing of, any such security; and
(n)    any modification of the EPC Obligations or MIPA Obligations, in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the EPC Obligations or MIPA Obligations, it being agreed by Sponsor Equity Investor that the failure of Sponsor Equity Investor to exercise any rights or remedies it has or may have against Project Company or Purchasers shall in no way impair Sponsor Equity Investor’s obligations under this Agreement and that the liability of Sponsor Equity Investor hereunder is and shall be direct and unconditional.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
Sponsor Equity Investor hereby represents and warrants to and in favor of Project Company, Purchasers and Sellers, as of the date hereof, as follows:
4.1    Corporate Existence and Business. Sponsor Equity Investor is a corporation duly organized, validly existing, authorized to do business and in good standing under the Laws of the State of Iowa.
4.2    Authority and Enforceability. Sponsor Equity Investor has the requisite corporate power and authority to own its property and assets, transact business in which it is engaged and to enter into this Agreement and carry out its obligations hereunder. This Agreement has been duly executed and delivered by Sponsor Equity Investor. Assuming due authorization, execution and delivery by each other Party, this Agreement constitutes a legal, valid and binding obligation of Sponsor Equity Investor, enforceable against Sponsor Equity Investor in accordance with its terms, except as limited by (a) any Insolvency Proceeding, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.
4.3    No Conflicts. The execution and delivery by Sponsor Equity Investor of this Agreement does not, and the performance by Sponsor Equity Investor of its obligations hereunder (with or without the giving of notice or lapse of time or both) will not, directly or indirectly, (a) violate any Law or any provision of any security issued by Sponsor Equity Investor, (b) conflict with, result in a breach of the provisions of or constitute a default under any of the organizational documents of Sponsor Equity Investor, (c) violate any

Sponsor Equity Contribution Agreement
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other material agreement, instrument or undertaking to which Sponsor Equity Investor is a party or by which it or any of its property is bound or (d) require any license, consent or approval of any Governmental Authority, except (i) as provided in the MIPA or the EPC Agreement (include the schedules thereto) or (ii) where such violation, conflict or requirement could not reasonably be expected to have a material adverse effect on the ability of Sponsor Equity Investor to perform its obligations hereunder.

ARTICLE 5.
COVENANTS
5.1    Bankruptcy; Insolvency; Winding-up. So long as any EPC Obligations are owed to Contractor or any MIPA Obligations are owed to Sellers, Sponsor Equity Investor shall not, without the prior written consent of Contractor or Sellers, as applicable, commence, or join with any other Person in commencing, any Insolvency Proceeding against Project Company or either Purchaser, respectively; and the obligations of Sponsor Equity Investor under this Agreement shall not be altered, limited or affected by any Insolvency Proceeding, or by any defense which Project Company or either Purchaser may have by reason of any order, decree or decision of any court or administrative body resulting from any Insolvency Proceeding.
ARTICLE 6.
TERMINATION
6.1    Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 3.2(a)), this Agreement and the obligations of the Parties under this Agreement shall terminate on the earliest to occur of: (a) the closing of any Qualified Financing (provided that Sponsor Equity Investor hereby agrees that any refinancing of a Qualified Financing before the EPC Obligations and MIPA Obligations have been paid in full also shall meet the terms of the Qualified Financing); (b) the termination of the MIPA in accordance with its terms other than any termination by Sellers pursuant to Section 5.1(b) thereof; (c) the date that there are no further EPC Obligations or MIPA Obligations outstanding; and (d) the date on which Sponsor Equity Investor has made Equity Contributions in an aggregate amount equal to the Maximum Equity Contribution Amount.
ARTICLE 7.
MISCELLANEOUS
7.1    Successions or Assignments. This Agreement is binding upon each of the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer this Agreement to any third party, whether by operation of law or otherwise, without the prior written consent of the other Parties; provided that notwithstanding the foregoing, Sellers may assign or transfer its rights under this Agreement to the party to whom Sellers have made an assignment or transfer permitted to be made by them under the MIPA and Contractor may assign or transfer its rights under this Agreement to the party to whom Contractor has made an assignment or transfer permitted to be made by it under the EPC Contract. Any Party assigning this Agreement as set forth in this Section 7.1 shall deliver written notice of such assignment to the other Parties as soon as reasonably practicable. Any authorized assignment of this Agreement by any Party shall relieve such Party of its obligations hereunder at such time as the authorized successor agrees in writing to be bound by such assigning Party’s obligations hereunder. Any purported assignment of this Agreement in violation of this Section 7.1 is void.
7.2    Amendment and Waivers. Amendments to this Agreement may be made from time to time; provided, however, that no amendment or modification of this Agreement or any provision hereof

Sponsor Equity Contribution Agreement
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shall be valid or effective unless in writing and signed by all Parties. No consent to, or waiver, discharge or release of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the Party giving such waiver. No specific waiver shall constitute a waiver with respect to any other provision or breach, whether or not of similar nature, or in any way affect, limit, modify or waive such Party’s right thereafter to enforce or compel strict compliance with any other term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. Failure on the part of any Party to insist in any instance upon strict, complete and timely performance by any other Party of any provision of or obligation under this Agreement shall not constitute a waiver by such Party of any of its rights under this Agreement or otherwise.
7.3    Severability. The invalidity or unenforceability of any portion or provision of this Agreement shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision. If any such provision of this Agreement is so declared invalid or unenforceable, such provision shall be effective to the maximum extent permitted by Law.
7.4    Disputes. The provisions of Section 28.1 (Good Faith Negotiation), Section 28.2 (Optional Arbitration) and Section 28.3 (Governing Law/Litigation/Choice of Forum/Waiver of Jury Trial) of the EPC Agreement shall apply to, and are hereby incorporated by reference into, this Agreement, mutatis mutandis, as if fully set forth herein except that (a) references therein to “Owner” shall be deemed to be references to Project Company and/or Purchasers, as applicable, (b) references there in to “Contractor” shall be deemed to be references to Contractor and/or Sellers, as applicable, and (c) references to “Parties” shall be deemed to be references to the Parties to this Agreement.
7.5    Entire Agreement. This Agreement supersedes any other agreements, whether written or oral, that may have been made or entered into between the Parties with respect to the subject matter hereof. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and there are no other agreements or commitments with respect thereto except as set forth herein.
7.6    Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or by facsimile transmission or electronic mail addressed to the relevant Party at the address stated below or at any other address notified by that party to the others as its address for service:
If to Contractor or Sellers:

SunPower Corporation, Systems
1414 Harbour Way South
Richmond, California 94804
Facsimile: (510) 540-0552
Attention: Jeffrey Dasovich
Email: jeffrey.dasovich@sunpowercorp.com

Sponsor Equity Contribution Agreement
AVSP II Project
CONFIDENTIAL

With required copy to:
SunPower Corporation
1414 Harbour Way South
Richmond, CA 94804 USA
Facsimile: (510) 540-0552
Attn: Ken Mahaffey
Email: kenneth.mahaffey@sunpowercorp.com
And
Akin Gump Strauss Hauer & Feld, LLP
633 West Fifth Street, #5000
Los Angeles, CA 90071
Facsimile: (310) 229-1001
Attn: Adam Umanoff
Email: aumanoff@akingump.com

If to Sponsor Equity Investor, Purchasers or Project Company:

c/o MidAmerican Energy Holdings Company
666 Grand Avenue
Des Moines, IA 50309
Facsimile: (402) 231-1658
Attention: General Counsel
Email: danderson@midamerican.com

With required copy to:
Gibson, Dunn & Crutcher, LLP
200 Park Avenue
New York, NY 10166
Facsimile: 212-351-6215
Attention: Peter J. Hanlon
and Nicholas H. Politan
Email: PHanlon@gibsondunn.com
and NPolitan@gibsondunn.com

Any notice so given personally, through overnight mail or through certified letter shall be deemed to have been received on delivery, any notice so given by express courier service shall be deemed to have been received the next Business Day after the same shall have been delivered to the relevant courier, and any notice so given by facsimile transmission or electronic mail shall be deemed to have been received on the date of transmission and receipt of confirmation of successful transmission if delivered prior to 5:00 pm Pacific Standard Time; provided, that if such date of delivery is not a Business Day or is delivered after 5:00 pm Pacific Standard Time, then the date of delivery shall be the immediately following Business Day.

7.7    Counterparts. This Agreement may be executed in any number of counterparts, and each Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party hereto shall have received an executed counterpart of this Agreement, and an executed counterpart delivered by fax, .pdf or other means of electronic

Sponsor Equity Contribution Agreement
AVSP II Project
CONFIDENTIAL

communications shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.
7.8    No Third Party Beneficiaries. The provisions of this Agreement and all rights of the Parties are intended for the sole benefit of the Parties and there are no third-party beneficiaries hereof.
7.9    Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
7.10    Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing Party shall be entitled to be awarded its reasonable attorney’s fees, expert fees, expenses and costs incurred in connection with such action or proceeding.

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Sponsor Equity Contribution Agreement
AVSP II Project
CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the Effective Date.
SUNPOWER CORPORATION, SYSTEMS
By:    /s/ Howard Wenger
Name: Howard Wenger
Title: President and Chief Executive Officer

SUNPOWER CORPORATION
By:    /s/ Howard Wenger
Name: Howard Wenger
Title: President, Regions

SOLAR STAR CALIFORNIA XX, LLC

By: SunPower Corporation, Systems,
its Managing Member
By: /s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Financial Officer

[Signature Page – Sponsor Equity Contribution Agreement – AVSP II]

AVSP 2A, LLC
By:    /s/ Paul Caudill
    Name: Paul Caudill
    Title: President
AVSP 2B, LLC
By:    /s/ Paul Caudill
    Name: Paul Caudill
    Title: President
MIDAMERICAN ENERGY HOLDINGS COMPANY
By:    ________________________________
    Name:
    Title:

[Signature Page – Sponsor Equity Contribution Agreement – AVSP II]

AVSP 2A, LLC
By:    ________________________________
    Name:
    Title:
AVSP 2B, LLC
By:    ________________________________
    Name:
    Title:
MIDAMERICAN ENERGY HOLDINGS COMPANY
By:    /s/ Douglas L. Anderson
    Name: Douglas L. Anderson
    Title: Executive Vice President

[Signature Page – Sponsor Equity Contribution Agreement – AVSP II]